Exhibit 99.1
MERCANTILE BANCORP, INC. 2006 NET INCOME UP
8.6 PERCENT TO $10.3 MILLION
•	Earnings Per Share Up Over Eight Percent to $1.76

•	Net Interest Income Gains Over Six Percent

•	Loan Portfolio Grows 20 percent for Year

•	2006 Deposit Growth Exceeds 23 Percent

•	Investment Gains Push Noninterest Income Up More Than 63 percent.
Quincy Illinois, February 7, 2007 – Mercantile Bancorp, Inc. (AMEX: MBR) today reported unaudited net income for the year ended December 31, 2006 grew to $10.3 million, or $1.76 per share, an increase of 8.6 percent over net income of $9.5 million or $1.62 per share in the previous year. For the fourth quarter ended December 31, 2006 the Company reported net income of $3.2 million or 55 cents per share, compared with $2.5 million, or 42 cents per share in the fourth quarter a year earlier. Mercantile said earnings per share data for the prior-year periods have been adjusted to reflect its three-for-one stock split completed in June 2006.
“We experienced a challenging interest rate environment for the entire year; however, we were still able to post strong results,” said Dan S. Dugan, Chairman, President and Chief Executive Officer. Assets grew by almost 25 percent to over $1.4 billion, thanks in part to our acquisition of Royal Palm Bancorp, which added almost $190 million to our asset base. Our total loan portfolio passed the $1 billion mark during the year and continued to be well-diversified.”
“The strength of our performance in 2006 was, to some extent, masked by the impact of a $1.3 million increase in our provision for loan losses in the fourth quarter. As a result of that event, provision for loan losses for the year was $3.9 million, up from $2.4 million in the prior year. That increase was related to our portion of a single real estate development loan,” Dugan said.
Dugan also noted deposits showed strong growth. “Deposits reached almost $1.2 billion at year-end, an increase of 23.3 percent. Perhaps equally important, we experienced growth in every deposit category. This performance is evidence of a strong economy in the markets we serve and also reflects the effort we are making to provide our customers with outstanding service and a wide variety of choices in a highly competitive environment.”
Net interest income for 2006 rose to $37.7 million, an increase of 6.5 percent. “We achieved solid loan growth in 2006. This is particularly significant given the general housing market softness for most of the year. Continued growth in our portfolio reflects both the soundness of the markets we serve and the diversity of our loan portfolio. We are not overly dependent on any single segment of the lending market. We have been able to generate loan growth in a less-than-ideal market while maintaining our asset quality. The single large loan we wrote off represents our participation in a loan to a real estate developer whose business failed rather than any erosion of our lending standards. The loan, as made originally, met our standards,” Dugan commented.

Net interest income in the fourth quarter amounted to $10.0 million vs. $9.3 million in the comparable period a year earlier. Reflecting the single loan, provision for loan losses in the fourth quarter was $1.7 million, compared with $688,000 in the fourth quarter a year ago.
Dugan said Mercantile posted noninterest income of $13.8 million in 2006, up 63.2 percent from $8.5 million the previous year. “The large increase was due to a number of factors. Gains from the sale of two equity investments in de novo banks, NorthStar Bancshares and GBC Bancorp, amounted to $4.3 million. There were no comparable gains the prior year. Additionally, our brokerage operation gained significant traction during 2006. Income from that operation rose to $1.1 million from $430,000 a year earlier. Trust operations also made an increased contribution.”
In the fourth quarter, noninterest income amounted to $5.3 million, compared with $2.4 million in the same period a year earlier. The increase was due principally to the recording of a $2.8 million gain from the sale of the company’s equity investment in GBC Bancorp during the fourth quarter of 2006, according to the Company.
“Strategic investments in promising startup banking organizations, with the intent to participate in the growth of those banks within a reasonable time period, has been one of the three legs of our strategy to deliver increased value to our shareholders,” Dugan noted. “During 2006, we benefited from taking advantage of opportunities to realize returns on two of those investments. The magnitude of those returns clearly validates that element of our strategy.”
Noninterest expense in 2006 was $31.5 million, an increase of 13.6 percent over its level of $27.7 million the prior year. The increase was due to a combination of normal increases in the cost of salaries and benefits and staff additions, and higher professional fees due mostly to implementation of Sarbanes Oxley Section 404 and financing arrangements associated with acquisition activity. For the same reasons, noninterest expense in the fourth quarter amounted to $8.4 million, up from $7.3 million in the fourth quarter a year earlier.
Commenting on noninterest expense, Ted T. Awerkamp, currently Vice President of the Company and President and Chief Executive Officer-elect, who will assume his new duties on March 1, said, “Continuing control of noninterest expense will be an ongoing focus for us. During 2006 we took important steps by combining several of our charters, thereby reducing future administrative and regulatory expense. We are also investing in new headquarters in Quincy which, when open, will allow us to consolidate operations currently spread over several different locations into more efficient facilities. The new headquarters will also provide our customers with improved service.”
Mercantile noted that, reflecting the company’s growth, its balance sheet remained very strong at the end of 2006. Total assets stood at $1.4 billion. Loans at year-end were $1.0 billion, up 20.0 percent from $861.3 million at the same time a year ago. The increase is due to a combination of organic loan growth and to the acquisition of Royal Palm Bancorp, which was completed in mid-November. Similarly, the Company said deposits grew by 23.3 percent to $1.2 billion from $946.1 million at the end of the prior year. Long-term debt grew to $107.2 million from $51.7 million a year earlier. Stockholders’ equity at 2006 year-end was $100.7 million vs. $91.5 million at the end of the previous year.
“All of the elements of our strategy are working well,” said Awerkamp. “We enjoyed solid organic growth in our core markets. Our wide variety of financial products and banking services, combined with the personalized service we offer have made Mercantile and its family of banks the logical choice for both business and retail customers. During 2006, our strategic initiative to make selective investments in startup banks yielded very satisfactory returns. Finally, we were able to complete the acquisition of Royal Palm Bancorp, which gave us a strong presence in one of the fastest growing metropolitan areas in the nation and provided an additional avenue for growth over the long-term.
“Looking forward, we believe the next few years will yield continued growth and further increases in the value of our shareholders’ investment. The nation’s economy, and more specifically those of the areas we serve, should remain strong in the coming year. We expect the housing market and the level of mortgage lending activity, one of our core businesses, to rebound in 2007. The impact of our acquisition of Royal Palm Bancorp, which was only reflected in our results for a matter of weeks in 2006, will begin contributing in 2007, and become significant in the following years. Further, we expect interest rates to at least begin to normalize during the second half of the year. That will relieve some of the pressure on interest margins we have experienced,” he noted.
“There is additional opportunity to grow our noninterest income by expanding our fee-based services. We expect to further expand our brokerage operation. We also believe there are opportunities to expand our trust services. We will be increasing our emphasis on these and other areas in the coming year,” Awerkamp stated.
“Mercantile has transformed itself into a highly flexible organization with a clear strategy and diverse income sources. We believe this bodes well for our continued growth in 2007 and beyond,” Awerkamp concluded.
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, two banks in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. In addition, the Company has minority investments in eight community banks in Missouri, Georgia, Florida, North Carolina and Tennessee. Further information is available on the Company’s website at www.mercbanx.com.
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
Tables Follow...

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$99,147	$44,154
Securities	188,579	165,066
Loans held for sale	1,660	3,635
Loans, net of allowance for loan losses	1,021,043	849,566
Premises and equipment	25,140	18,242
Interest receivable	10,277	7,896
Cash surrender value of life insurance	18,143	15,930
Goodwill	32,860	5,208
Other	26,948	28,127

Total assets	$1,423,797	$1,137,824

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$1,166,814	$946,129
Short-term borrowings	26,338	32,587
Long-term debt	107,249	51,720
Interest payable	6,039	3,134
Other	7,500	5,205

Total liabilities	1,313,940	1,038,775

Minority Interest	9,198	7,561

Total stockholders’ equity	100,659	91,488

Total liabilities and stockholders’ equity	$1,423,797	$1,137,824

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Years Ended
	December 31,	December 31,
	2006	2005
	(In Thousands)
	(Unaudited)
Interest and Dividend Income:
Loans and fees on loans	$67,060	$52,487
Securities:
Taxable	5,774	4,791
Tax exempt	1,783	1,775
Other	1,533	727

Total interest and dividend income	76,150	59,780

Interest Expense:
Deposits	33,071	21,185
Short-term borrowings	1,389	676
Long-term debt	3,954	2,477

Total interest expense	38,414	24,338

Net Interest Income	37,736	35,442

Provision for Loan Losses	3,914	2,368

Net Interest Income After Provision for Loan Losses	33,822	33,074

Noninterest Income:
Fiduciary activities	2,191	1,910
Brokerage fees	1,120	430
Customer service fees	3,610	3,407
Other service charges and fees	599	621
Net gains on sales of equity and cost method investments	4,318
Net gains on loan sales	612	548
Other	1,338	1,537

Total noninterest income	13,788	8,453

Noninterest Expense:
Salaries and employee benefits	18,254	15,937
Net occupancy expense	2,001	2,061
Equipment expense	1,777	1,667
Professional fees	1,782	1,361
Postage and supplies	941	857
Other	6,719	5,840

Total noninterest expense	31,474	27,723

Minority Interest	792	648

Income Before Income Taxes	15,344	13,156

Income Taxes	5,025	3,652

Net Income	$10,319	$9,504

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Years Ended
	December 31,	December 31,
	2006	2005
	(Dollars In Thousands
	except share data)
	(Unaudited)

EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$1.76	$1.62
Weighted average shares outstanding	5,846,983	5,879,016
Cash dividends paid per share	$.32	$.30
Book value per share	$17.26	$15.64
Tangible book value per share (1)	$11.33	$14.35
Ending number of common shares outstanding	5,831,745	5,848,245

AVERAGE BALANCES
Assets	$1,210,500	$1,077,958
Securities	$171,421	$169,897
Loans (2)	$907,671	$806,955
Earning assets	$1,117,566	$998,396
Deposits	$997,686	$902,908
Interest bearing liabilities	$994,919	$881,741
Stockholders’ equity	$95,216	$89,770

END OF PERIOD FINANCIAL DATA
Net interest income	$37,736	$35,442
Loans (2)	$1,033,316	$861,283
Allowance for loan losses	$10,613	$8,082

PERFORMANCE RATIOS
Return on average assets	.85%	.88%
Return on average equity	10.84%	10.59%
Net interest margin	3.38%	3.55%
Interest spread	2.95%	3.23%
Efficiency ratio	61%	63%
Allowance for loan losses to loans (2)	1.03%	.94%
Allowance as a percentage of non-performing loans	166%	163%
Average loan to deposit ratio	91%	89%
Dividend payout ratio	18.13%	18.56%

ASSET QUALITY
Net charge-offs	$3,108	$1,401
Non-performing loans	$6,390	$4,980
Other non-performing assets	$324	$494

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	December 31,
	2006	2005
	(In Thousands)
	(Unaudited)

Interest Income:
Loans and fees on loans	$19,041	$14,444
Securities:
Taxable	1,693	1,122
Tax exempt	450	477
Other	678	226

Total interest income	21,862	16,269

Interest Expense:
Deposits	10,115	6,105
Short-term borrowings	250	196
Long-term debt	1,450	650

Total interest expense	11,815	6,951

Net Interest Income	10,047	9,318

Provision for Loan Losses	1,654	688

Net Interest Income After Provision for Loan Losses	8,393	8,630

Noninterest Income:
Fiduciary activities	719	561
Brokerage fees	250	121
Customer service fees	941	897
Other service charges and fees	139	150
Net gains on sales of equity and cost method investments	2,849	—
Net gains on loan sales	157	165
Other	208	517

Total noninterest income	5,263	2,411

Noninterest Expense:
Salaries and employee benefits	4,968	4,064
Net occupancy expense	572	848
Equipment expense	459	436
Professional fees	418	268
Postage and supplies	259	206
Other	1,762	1,436

Total noninterest expense	8,438	7,258

Minority Interest	207	119

Income Before Income Taxes	5,011	3,664

Income Taxes	1,787	1,201

Net Income	$3,224	$2,463

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	December 31,
	2006	2005
	(Dollars In Thousands
	except share data)
	(Unaudited)

EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$.55	$.42
Weighted average shares outstanding	5,846,983	5,867,910
Cash dividends paid per share	$.08	$.24
Book value per share	$17.26	$15.64
Tangible book value per share (1)	$11.33	$14.35
Ending number of common shares outstanding	5,831,745	5,848,245

AVERAGE BALANCES
Assets	$1,330,229	$1,112,437
Securities	$189,535	$163,831
Loans (2)	$973,880	$836,899
Earning assets	$1,219,234	$1,027,511
Deposits	$1,092,383	$932,144
Interest bearing liabilities	$1,095,486	$903,369
Stockholders’ equity	$100,443	$91,465

END OF PERIOD FINANCIAL DATA
Net interest income	$10,047	$9,318
Loans (2)	$1,033,316	$861,283
Allowance for loan losses	$10,613	$8,082

PERFORMANCE RATIOS
Return on average assets	.96%	.88%
Return on average equity	12.73%	10.68%
Net interest margin	3.30%	3.63%
Interest spread	2.86%	3.26%
Efficiency ratio	55%	62%
Allowance for loan losses to loans (2)	1.03%	.94%
Allowance as a percentage of non-performing loans	166%	163%
Average loan to deposit ratio	89	90%
Dividend payout ratio	14.50%	57.00%

ASSET QUALITY
Net charge-offs	$1,859	$357
Non-performing loans	$6,390	$4,980
Other non-performing assets	$324	$494

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans
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